EXHIBIT 99.1
MARTIN MARIETTA MATERIALS, INC.
JANICE HENRY
CONSULTING AGREEMENT
     THIS IS A CONSULTING AGREEMENT (this “Agreement”) by and between JANICE HENRY (the “Consultant”), and MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation (the “Company”), and by which parties to this Agreement, in consideration of the mutual agreements set forth below and other good and valuable consideration (the mutuality, adequacy, and sufficiency of which are hereby acknowledged), hereby agrees as follows:
     1. Consulting.
          (a) Services. During the term of this Agreement, the Consultant will provide management consulting and advisory services to the Company in accordance with the highest professional standards with respect to the Company’s business (the “Business”). The Consultant’s services to the Company shall include, but will not be limited to, those described on Exhibit A attached hereto and incorporated herein. The Consultant shall perform such duties as and when reasonably requested by the Company but shall not be required to spend more than an average of twenty (20) hours per month performing such duties. Consultant shall also cooperate with other consultants as requested by the Company. Consultant shall report to the Company’s representative(s) listed on attached Exhibit A with respect to Consultant’s activities under this Agreement and, if requested, shall submit monthly (or as otherwise may be requested by the Company) a written report summarizing such activities for the prior month. Consultant acknowledges receipt of a copy of the Company’s Code of Ethics and Standards of Conduct and shall perform his services under this Agreement in accordance with the Code of Ethics and Standards of Conduct. Prior to submitting any written reports under this Agreement, Consultant shall first submit an initial report, clearly marked “draft,” which report shall be finalized only after approval by the Company.
          (b) Compensation and Expenses. For all services to be provided under this Agreement, the Company shall pay the Consultant at the rate set forth on attached Exhibit A. The Company shall also reimburse the Consultant in accordance with Company policy for all reasonable expenses incurred by Consultant while rendering services under this Agreement. Consultant shall submit no less than monthly to the Company the expenses for which Consultant seeks reimbursement provided that failure to do so will not relieve the Company from its obligation to reimburse the Consultant for reasonable expenses incurred pursuant to this Agreement. The Company shall not reimburse Consultant for any expenses incurred in entertaining or furnishing meals, refreshments, or gifts to anyone whose organization prohibits acceptance of such items. Consultant certifies that no such expenses shall be included in any invoice or statement submitted by Consultant for reimbursement of expenses. .
          (c) Competitive Activities. During the term of this Agreement and any renewal thereof, Consultant shall not become employed by, provide consulting services to, or otherwise assist any other person or business entity engaged in the same business as the Business, except with the prior written consent of the Company.

          (d) Independent Contractor. It is acknowledged and agreed that the Consultant is an independent contractor of the Company and not an employee or agent of the Company, and each of the parties to this Agreement agrees to take actions consistent with the foregoing. Nothing in this Agreement shall be construed to create a partnership, joint venture, or other association between the parties.
          (e) Work Papers. All final work product and work papers directly relating thereto prepared or developed by the Consultant in connection with the performance of services pursuant to this Agreement, including public records obtained by the Consultant, shall be the property of the Company whether or not in the possession of the Consultant. Upon demand, Consultant should turn over papers in his possession to the Company.
          (f) Nondisclosure. The Consultant acknowledges and agrees that, during the performance of services under this Agreement, the Consultant will have access to knowledge and information with respect to (i) trade secrets or (ii) certain confidential or proprietary information of the Company or its affiliates, successors, or assigns or any of its operations or products (including without limitation plans, brochures, blueprints, specifications, samples [or products or equipment], pamphlets, advertising copy, financial information, customer lists, and business and marketing plans, formulas, methods, techniques, and processes owned by or developed or prepared by, or on behalf of, the Company or its affiliates, successors, or assigns involving the Business and any other information generated by or on behalf of the Company or its affiliates, successors, or assigns not generally known in the trade or industry, in each case whether such information is embodied in writing or other physical form or communicated or disclosed in any other manner [“Confidential Information"]). Therefore, the Consultant agrees [x] not at any time to divulge, furnish, or make accessible to anyone (other than in the regular course of the performance of services for the benefit of the Company or its affiliates, successors, or assigns) any trade secrets of the Company or its affiliates, successors, or assigns and [y] during the full term of this Agreement and for a period of three (3) years thereafter, not to divulge, furnish, or make accessible to anyone (other than in the regular course of the performance of services for the benefit of the Company or its affiliates, successors, or assigns) any Confidential Information of the Company or its affiliates, successors, or assigns unless required by law to make such disclosure.
          (g) Compliance with Law. In performing services under this Agreement, the Consultant agrees to comply with applicable laws and regulations and to not make or permit to be made any improper payments, or to perform any unlawful acts. To that end, the Consultant agrees to sign the certification attached to the Company’s Code of Ethics and Standards of Conduct and further agrees to sign such further certifications as may be requested by the Company from time to time.
     2. Term. The term of this Agreement shall be for a period of three (3) years beginning on July 2, 2006 and ending on June 30, 2009; provided, however, that the Company and the Consultant may renew the Agreement for additional periods of time upon their mutual written consent. If during the term of this Agreement following the effective date of a

Change of Control (as defined below) either party terminates this Agreement, the Company shall pay to the Consultant in a lump sum within 15 days following notice by either party of such termination the compensation attached on Exhibit A hereto for the remaining portion of the term of this Agreement and any amounts owed to the Consultant pursuant to Section 1(b) above. Change of Control means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Acquiring Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of common stock of the Company, as reflected on the Company’s financial statements (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (X) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company or (Z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation’s financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. “Incumbent Board” shall mean a member of the Board of Directors of the Company who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.
     3. Miscellaneous.
          (a) Notice. All notices under this Agreement shall be in writing and given either in person or by telefax or express overnight service to the address of the party to this Agreement as a party to this Agreement may furnish to the other as provided in this sentence, and shall be deemed received on the date of personal delivery or confirmed telefax transmission or on the first business day after sent by express overnight service; and if notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing to such permitted successor or assign.
          (b) Assignment: Binding Effect. No assignment, transfer, or delegation of any rights or obligations under this Agreement by a party shall be made without the prior written consent of the other party to this Agreement (but given the personal nature of the services to be provided by the Consultant to the Company pursuant to this Agreement, it is not expected that consent to assignment, transfer or delegation by the Consultant will be granted). This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, or other successors and assigns, and shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees, or other permitted successors and assigns.
          (c) Interpretation; Captions. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope for this Agreement or the intent of its provisions.
          (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and may not be amended except in writing signed by the party to this Agreement against whom the change is being asserted.
          (e) No Waiver. The failure of any party to this Agreement at any time or times to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

          (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict or choice of law. Any legal action arising out of or in connection with this Agreement must be brought in the federal courts located in Raleigh, North Carolina, and by execution and delivery of this Agreement, each party accepts the jurisdiction of said courts and waives any defense it may have as to improper venue or jurisdiction (subject matter or personal) or that any of the said courts is an inconvenient forum. The parties hereby waive their right to a jury trial and agree that any such action will be tried to the court sitting without a jury.
          (g) Counterparts. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.
[SIGNATURES ON FOLLOWING PAGE]

     DULY EXECUTED and delivered by the parties to this Agreement as of March 31, 2006.

THE COMPANY:	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ Stephen P. Zelnak, Jr.

Name:
Title:

	Address:	2710 Wycliff Road Raleigh, NC 27607 Fax: 919.783.4535

THE CONSULTANT:	/s/ Janice Henry		(SEAL)

Janice Henry

EXHIBIT A

Services:	Consultant will assist the Company with various duties that may arise from time to time, as specifically communicated to Consultant. Consultant will have no authority to bind Company.

Representative(s) for Reporting:	Chief Executive Officer or Chief Financial Officer, depending on specific project.

Rate:	The Company shall pay the Consultant at a rate of Fifteen Thousand Dollars ($15,000.00) per month regardless of the number of hours performing duties pursuant to this agreement, plus expenses as provided in this Agreement. The Consultant will be available to the Company on an as-needed basis but shall not be required to spend more than an average of twenty (20) hours per month performing such duties.

7